Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Reports Third Quarter Results

Fort Myers, FL - November 25, 2014 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2014 third quarter and thirty-nine weeks ended November 1, 2014.

For the thirteen weeks ended November 1, 2014 (the third quarter), the Company reported net income of $26.5 million compared to adjusted net income of $35.8 million for the thirteen weeks ended November 2, 2013, and third quarter 2014 earnings per diluted share of $0.17 compared to adjusted earnings per diluted share of $0.22 in last year’s third quarter. Last year, the adjusted results for the third quarter excluded charges related to Boston Proper non-cash goodwill and trade name impairment (the Impairment Charges), as presented in the accompanying GAAP to non-GAAP reconciliation. Including the impact of the Impairment Charges, the Company reported a third quarter 2013 net loss of $28.5 million, or $0.18 per diluted share.
For the thirty-nine weeks ended November 1, 2014, the Company reported net income of $96.5 million compared to adjusted net income of $131.1 million in the same period last year, and earnings per diluted share of $0.63 compared to adjusted earnings per diluted share of $0.81 in the same period last year. In fiscal 2013, the adjusted results excluded the Impairment Charges and non-recurring acquisition and integration costs, as presented in the accompanying GAAP to non-GAAP reconciliation. Including the impact of the Impairment Charges and non-recurring acquisition and integration costs, the Company reported net income of $66.2 million, or $0.41 per diluted share in 2013.
Todd E. Vogensen, Senior Vice President and Chief Financial Officer, Chico’s FAS, said, “In addition to our brand strategies, fiscal discipline is an important driver of value creation.  We remain focused on inventory management and ensuring SG&A and capital investments are aligned with meaningful growth opportunities.  We are making progress on the initiatives discussed at our analyst day to achieve these objectives and expect the benefits to become more visible in our results over the coming quarters.”
Net Sales
For the third quarter, net sales were $665.6 million, an increase of 1.5% compared to $655.6 million in last year’s third quarter, primarily reflecting 87 net new stores for a square footage increase of 5.4%, partially offset by a 1.6% decrease in comparable sales. The 1.6% decrease in comparable sales for the third quarter was following a 1.4% decrease in last year’s third quarter, and reflected a decrease in average dollar sale partially offset by an increase in transaction count.

For the third quarter, the Chico’s/Soma Intimates brands’ comparable sales decreased 1.6% following a 3.3% decrease in last year’s third quarter. The Chico’s brand experienced a low single digit decrease in comparable sales in the third quarter compared to a mid-single digit decrease in last year’s third quarter, and the Soma Intimates brand experienced a mid-single digit comparable sales increase in the third quarter compared to a high-single digit increase in last year’s third quarter. The White House | Black Market brand’s comparable sales decreased 1.4% following a 2.5% increase in last year’s third quarter.

Gross Margin

For the third quarter, gross margin was $363.8 million compared to $364.0 million in last year’s third quarter. Gross margin was 54.7% of net sales, an 80 basis point decrease from last year’s third quarter, primarily reflecting increased promotional activity to sell through seasonal merchandise.

Selling, General and Administrative Expenses

For the third quarter, selling, general and administrative expenses (“SG&A”) were $321.6 million compared to $308.5 million in last year’s third quarter. SG&A was 48.3% of net sales, a 120 basis point increase from last year’s third quarter, primarily reflecting sales deleverage of store expenses, the impact of approximately $5 million in incremental investment spending on strategic initiatives and cycling the reversal of incentive compensation in fiscal 2013.

Income Tax Provision
For the third quarter, the effective tax rate was 37.4% compared to an effective tax rate of (68.7)% in last year's third quarter. The income tax provision of $11.6 million and effective tax rate of (68.7)% in last year's third quarter reflects the impact of the Impairment Charges on the annual effective tax rate. Excluding the tax impact of the Impairment Charges, the 2013 third quarter effective tax rate would have been 35.6% compared to an effective tax rate of 37.4% in the third quarter of fiscal 2014, primarily reflecting federal tax and refund claims filed in the third quarter of 2013.

Inventories

At the end of the third quarter of 2014, total inventories per selling square foot increased 1.6%, excluding in-transit inventories. In-transit inventories increased by $10.0 million, primarily reflecting an increase in the length of in-transit times for ocean shipments, as well as delays at West Coast ports.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico's, White House | Black Market, Soma Intimates, and Boston Proper, is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of November 1, 2014, the Company operated 1,557 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, www.soma.com, and www.bostonproper.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

(Financial Tables Follow)

Executive Contact:
Dave Slater
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended				Thirteen Weeks Ended
	November 1, 2014		November 2, 2013		November 1, 2014		November 2, 2013
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico’s/Soma Intimates	$1,290,239	63.9%	$1,255,214	63.5%	$418,230	62.9%	$415,819	63.4%
White House | Black Market	655,639	32.5%	643,688	32.6%	224,552	33.7%	218,200	33.3%
Boston Proper	72,426	3.6%	76,902	3.9%	22,787	3.4%	21,560	3.3%
Total net sales	2,018,304	100.0%	1,975,804	100.0%	665,569	100.0%	655,579	100.0%
Cost of goods sold	920,148	45.6%	868,808	44.0%	301,776	45.3%	291,569	44.5%
Gross margin	1,098,156	54.4%	1,106,996	56.0%	363,793	54.7%	364,010	55.5%
Selling, general and administrative expenses	945,360	46.8%	899,689	45.5%	321,574	48.3%	308,528	47.1%
Goodwill and trade name impairment charges	—	0.0%	72,466	3.7%	—	0.0%	72,466	11.0%
Acquisition and integration costs	—	0.0%	914	0.0%	—	0.0%	—	0.0%
Income (loss) from operations	152,796	7.6%	133,927	6.8%	42,219	6.4%	(16,984)	(2.6)%
Interest income, net	75	0.0%	404	0.0%	44	0.0%	105	0.0%
Income (loss) before income taxes	152,871	7.6%	134,331	6.8%	42,263	6.4%	(16,879)	(2.6)%
Income tax provision	56,400	2.8%	68,100	3.4%	15,800	2.4%	11,600	1.7%
Net income (loss)	$96,471	4.8%	$66,231	3.4%	$26,463	4.0%	$(28,479)	(4.3)%
Per share data:
Net income (loss) per common share-basic	$0.63		$0.41		$0.17		$(0.18)
Net income (loss) per common and common equivalent share–diluted	$0.63		$0.41		$0.17		$(0.18)
Weighted average common shares outstanding–basic	148,577		156,662		148,564		155,228
Weighted average common and common equivalent shares outstanding–diluted	149,093		157,604		149,037		155,228
Dividends declared per share	$0.225		$0.165		$—		$—

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	November 1, 2014	February 1, 2014	November 2, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$67,172	$36,444	$52,524
Marketable securities, at fair value	124,042	116,002	197,235
Inventories	294,234	238,145	267,430
Prepaid expenses and other current assets	52,062	50,698	55,835
Total Current Assets	537,510	441,289	573,024
Property and Equipment, net	641,187	631,050	635,284
Other Assets:
Goodwill	171,427	171,427	171,427
Other intangible assets, net	114,927	118,196	119,269
Other assets, net	12,897	9,229	9,252
Total Other Assets	299,251	298,852	299,948
	$1,477,948	$1,371,191	$1,508,256
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$162,641	$131,254	$152,698
Other current and deferred liabilities	145,972	142,073	121,796
Total Current Liabilities	308,613	273,327	274,494
Noncurrent Liabilities:
Deferred liabilities	146,715	138,874	143,991
Deferred taxes	42,306	49,887	53,338
Total Noncurrent Liabilities	189,021	188,761	197,329
Stockholders’ Equity:
Preferred stock	—	—	—
Common stock	1,529	1,522	1,588
Additional paid-in capital	401,110	382,088	372,325
Retained earnings	577,528	525,381	662,375
Accumulated other comprehensive income	147	112	145
Total Stockholders’ Equity	980,314	909,103	1,036,433
	$1,477,948	$1,371,191	$1,508,256

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Thirty-Nine Weeks Ended
	November 1, 2014	November 2, 2013
Cash Flows From Operating Activities:
Net income	$96,471	$66,231
Adjustments to reconcile net income to net cash provided by operating activities —
Goodwill and trade name impairment charges	—	72,466
Depreciation and amortization	90,514	88,123
Deferred tax (benefit) expense	(9,204)	6,024
Stock-based compensation expense	20,041	19,542
Excess tax benefit from stock-based compensation	(1,654)	(1,281)
Deferred rent and lease credits	(13,754)	(13,299)
Loss on disposal and impairment of property and equipment	757	1,432
Changes in assets and liabilities:
Inventories	(56,089)	(60,581)
Prepaid expenses and other assets	(5,032)	(1,775)
Accounts payable	31,387	23,311
Accrued and other liabilities	27,655	(25,087)
Net cash provided by operating activities	181,092	175,106
Cash Flows From Investing Activities:
Purchases of marketable securities	(81,134)	(90,669)
Proceeds from sale of marketable securities	73,062	165,852
Purchases of property and equipment, net	(98,084)	(113,376)
Net cash used in investing activities	(106,156)	(38,193)
Cash Flows From Financing Activities:
Proceeds from issuance of common stock	5,930	10,176
Excess tax benefit from stock-based compensation	1,654	1,281
Dividends paid	(34,329)	(26,536)
Repurchase of common stock	(17,579)	(126,179)
Net cash used in financing activities	(44,324)	(141,258)
Effects of exchange rate changes on cash and cash equivalents	116	10
Net increase (decrease) in cash and cash equivalents	30,728	(4,335)
Cash and Cash Equivalents, Beginning of period	36,444	56,859
Cash and Cash Equivalents, End of period	$67,172	$52,524

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of earnings per common share pursuant to the “two-class” method. For the Company, participating securities are composed entirely of unvested restricted stock awards and performance-based restricted stock units (“PSUs”) that have met their relevant performance criteria.

Earnings per share is determined using the two-class method, as it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from non-participating securities such as stock options and PSUs. For the thirty-nine weeks and thirteen weeks ended November 1, 2014 and November 2, 2013, potential common shares from non-participating securities were excluded from the computation of diluted EPS because they were antidilutive.

The following unaudited table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying condensed consolidated statements of income (loss) (in thousands, except per share amounts):

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013

Numerator
Net income (loss)	$96,471	$66,231	$26,463	$(28,479)
Net income and dividends declared allocated to participating securities	(2,648)	(1,785)	(745)	—
Net income (loss) available to common shareholders	$93,823	$64,446	$25,718	$(28,479)
Denominator
Weighted average common shares outstanding – basic	148,577	156,662	148,564	155,228
Dilutive effect of non-participating securities	516	942	473	—
Weighted average common and common equivalent shares outstanding – diluted	149,093	157,604	149,037	155,228
Net income (loss) per common share*:
Basic	$0.63	$0.41	$0.17	$(0.18)
Diluted	$0.63	$0.41	$0.17	$(0.18)

*Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude certain non-recurring charges including goodwill and trade name impairment and acquisition and integration costs, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results. A reconciliation of net income (loss) and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP basis is presented in the table below:

Chico’s FAS, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation of Net Income (Loss) and Diluted EPS
(Unaudited)
(in thousands, except per share amounts)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net income (loss):

GAAP basis	$96,471	$66,231	$26,463	$(28,479)
Add: Impact of goodwill and trade name impairment charges, net of tax	—	64,266	—	64,266
Add: Impact of acquisition and integration costs, net of tax	—	577	—	—
Non-GAAP adjusted basis	$96,471	$131,074	$26,463	$35,787

Net income (loss) per diluted share:

GAAP basis	$0.63	$0.41	$0.17	$(0.18)
Add: Impact of goodwill and trade name impairment charges, net of tax	0.00	0.40	0.00	0.40
Add: Impact of acquisition and integration costs, net of tax	0.00	0.00	0.00	0.00
Non-GAAP adjusted basis	$0.63	$0.81	$0.17	$0.22

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirteen Weeks Ended November 1, 2014
(Unaudited)

	As of 8/2/14	New Stores	Closures	As of 11/1/14
Store count:
Chico’s frontline boutiques	620	3	(2)	621
Chico’s outlets	115	3	—	118
Chico's Canada	—	3	—	3
WH|BM frontline boutiques	441	8	(3)	446
WH|BM outlets	63	4	—	67
WH|BM Canada	4	1	—	5
Soma frontline boutiques	254	10	(1)	263
Soma outlets	17	—	—	17
Boston Proper frontline boutiques	11	6	—	17
Total Chico’s FAS, Inc.*	1,525	38	(6)	1,557

	As of 8/2/14	New Stores	Closures	Other changes in SSF	As of 11/1/14
Net selling square footage (SSF):
Chico’s frontline boutiques	1,692,561	8,283	(5,398)	(758)	1,694,688
Chico’s outlets	288,979	7,201	—	—	296,180
Chico's Canada	—	7,313	—	—	7,313
WH|BM frontline boutiques	1,003,679	19,923	(5,893)	891	1,018,600
WH|BM outlets	130,709	8,978	—	—	139,687
WH|BM Canada	10,051	2,409	—	—	12,460
Soma frontline boutiques	479,185	19,024	(1,923)	823	497,109
Soma outlets	31,672	—	—	—	31,672
Boston Proper frontline boutiques	18,276	10,871	—	—	29,147
Total Chico’s FAS, Inc.	3,655,112	84,002	(13,214)	956	3,726,856

* As of November 1, 2014 the Company also sold merchandise through 16 international franchise locations.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirty-Nine Weeks Ended November 1, 2014
(Unaudited)

	As of 2/1/14	New Stores	Closures	As of 11/1/14
Store count:
Chico’s frontline boutiques	611	14	(4)	621
Chico’s outlets	110	10	(2)	118
Chico's Canada	—	3	—	3
WH|BM frontline boutiques	436	17	(7)	446
WH|BM outlets	59	8	—	67
WH|BM Canada	3	2	—	5
Soma frontline boutiques	232	33	(2)	263
Soma outlets	17	1	(1)	17
Boston Proper frontline boutiques	4	13	—	17
Total Chico’s FAS, Inc.*	1,472	101	(16)	1,557

	As of 2/1/14	New Stores	Closures	Other changes in SSF	As of 11/1/14
Net selling square footage (SSF):
Chico’s frontline boutiques	1,672,225	36,246	(10,942)	(2,841)	1,694,688
Chico’s outlets	278,223	24,294	(6,337)	—	296,180
Chico's Canada	—	7,313	—	—	7,313
WH|BM frontline boutiques	986,708	43,611	(15,338)	3,619	1,018,600
WH|BM outlets	121,565	18,122	—	—	139,687
WH|BM Canada	7,987	4,473	—	—	12,460
Soma frontline boutiques	441,387	60,411	(3,607)	(1,082)	497,109
Soma outlets	32,682	1,445	(2,346)	(109)	31,672
Boston Proper frontline boutiques	6,003	23,144	—	—	29,147
Total Chico’s FAS, Inc.	3,546,780	219,059	(38,570)	(413)	3,726,856

* As of November 1, 2014 the Company also sold merchandise through 16 international franchise locations.